     As filed with the Securities and Exchange Commission on July 3, 1997

                                                     Registration No. 333-_____
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           Under The Securities Act of 1933

                                ----------------------

                             GREAT PLAINS SOFTWARE, INC.
                (Exact name of registrant as specified in its charter)

                Minnesota                              45-0374871
     (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)              Identification No.)

           1701 S.W. 38th Street
          Fargo, North Dakota                             58103
 (Address of principal executive offices)              (Zip Code)


                              1997 STOCK INCENTIVE PLAN
                               (Full title of the plan)

                          1997 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the plan)

                           1983 INCENTIVE STOCK OPTION PLAN
                               (Full title of the plan)

                         OUTSIDE DIRECTORS' STOCK OPTION PLAN
                               (Full title of the plan)

                       OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS
                                 (Full title of plan)

                                  Douglas J. Burgum
                             Great Plains Software, Inc.
                                1701 S.W. 38th Street
                              Fargo, North Dakota 58103
                       (Name and address of agent for service)

                                    (701) 281-0550
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 Title of                       Proposed          Proposed
securities         Amount to    maximum offering  maximum           Amount of
  to be              be         offering price    aggregate        registration
registered       Registered     per share(1)      offering price(1)    fee
-------------------------------------------------------------------------------

Common Stock
($.01 par value) 2,511,553 shares   $27.00        $47,493,890       $14,393
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum offering price has been calculated as follows: options to purchase 1,011,553 shares have been issued with an approximate weighted average stock exercise price of $6.914; and the stock exercise price of options with respect to 1,500,000 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on June 30, 1997.

                                       PART II.
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed by Great Plains Software, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

               (a) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act of 1933") on June 24, 1997.

               (b)  Not applicable.

               (c) The description of the Company's capital stock contained in the registration statement on Form 8-A filed by the Company on June 13, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

               Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               The Company's Restated Articles of Incorporation provide for indemnification of directors of the Company to the fullest extent permitted by Minnesota law. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
(5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

               Provisions regarding indemnification of officers and directors of the Company to the extent permitted by Section 302A.521 as now enacted or hereafter amended are contained in the Company's Amended Bylaws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

               4.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-22833).

               4.2 Amended Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-22833).

               5.1  Opinion and Consent of Dorsey & Whitney LLP

               23.1 Consent of Price Waterhouse LLP

               23.2 Consent of Ernst & Young LLP

               23.3 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

               24.1 Power of Attorney

Item 9.  UNDERTAKINGS.

A.        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on the 2nd day of July, 1997

                                     GREAT PLAINS SOFTWARE, INC.

                                     By  /s/ Douglas J. Burgum
                                        -----------------------------------
                                         Douglas J. Burgum
                                         President and  Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1997.

         Signature                               Title
         ---------                               -----


  /s/ Douglas J. Burgum            President, Chief Executive
-------------------------          Officer and Chairman of the Board
Douglas J. Burgum                  (principal executive officer)


  /s/ Terri F. Zimmerman           Chief Financial Officer and Group
-------------------------          Vice President, Finance and Operations
Terri F. Zimmerman                 (principal financial and accounting officer)


            *                      Director
-------------------------
Bradley J. Burgum


            *                      Director
-------------------------
Frederick W. Burgum


            *                      Director
-------------------------
William V. Campbell


            *                      Director
-------------------------
Raymond F. Good


            *                      Director
-------------------------
Sanjeev. K. Mehra


            *                      Director
-------------------------
J.A. Heidi Roizen


            *                      Director
-------------------------
Joseph S. Tibbetts, Jr.


* By /s/ Douglas J. Burgum
     ---------------------
     Douglas J. Burgum
      Attorney-in-Fact

                                    EXHIBIT INDEX




Exhibit                                                               Page
-------                                                               ----


4.1    Amended and Restated Articles of Incorporation       Previously Filed

4.2    Amended Bylaws                                       Previously Filed

5.1    Opinion and Consent of Dorsey & Whitney LLP

23.1   Consent of Price Waterhouse LLP

23.2   Consent of Ernst & Young LLP

23.3   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1   Power of Attorney